SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2004 (October 19, 2004)

National HealthCare Corporation
(Exact name of Registrant as specified in its charter)

Delaware	333-37185	52-2057472
(State of Incorporation)	(Commission File No.)	(IRS Employer
Identification Number)

100 Vine Street
Murfreesboro, TN 37130
(Address of principal executive offices, including zip code)

(615) 890-2020
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 8.01. Other Events.

On October 19, 2004, National HealthCare Corporation announced that it had settled 28 of the 32 lawsuits filed against the company as a result of the September 25, 2003 fire at one of its subsidiaries. No additional lawsuits are expected related to this event. A copy of the press release is furnished as an exhibit to this Form 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National HealthCare Corporation

By: /s/ Robert G. Adams
Name: Robert G. Adams
Title: President

By:/s/ Donald K. Daniel
Name: Donald K. Daniel
Title: Principal Accounting Officer
Date: October 19, 2004

Exhibit Index

Number	Exhibit
99	Press release, dated October 19, 2004

EXHIBIT 99

For release: October 19, 2004

Contact: Gerald Coggin, Senior VP of Corporate Relations

Phone: (615) 890-2020

NHC settles lawsuits

MURFREESBORO, Tenn. -- National HealthCare Corporation (AMEX: NHC), one of the nation's oldest long-term health care companies, announced today that it has settled 28 of the 32 lawsuits filed against the company as a result of the September 25, 2003 fire at one of its subsidiaries. No additional lawsuits are expected related to this event.

Consistent with generally accepted accounting principles, the company will continue its policy to accrue for probable and estimated losses related to the Nashville fire and to include its estimates of these losses in accrued risk reserves in the consolidated balance sheet. NHC believes that it is adequately reserved to cover the settlements and future claims related to the Nashville fire.

NHC operates for itself and third parties 74 long-term health care centers with 9,214 beds. NHC also operates 32 homecare programs, six independent living centers and assisted living centers at 20 locations. NHC's other services include managed care specialty medical units, Alzheimer's units and a rehabilitation services company. Other information about the company can be found on our web site at www.NHCcare.com.

Statements in this press release that are not historical facts are forward-looking statements. NHC cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHC's best judgment as of the date of this release.